Exhibit 23.13

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement Nos. 333-9535 and 333-9535-01 of FrontierVision Operating Partners, L.P. and FrontierVision Capital Corporation on Form S-1 of our report dated August 29, 1997 (December 19, 1997 as to the second paragraph in Note 1) (relating to the financial statements of the Central Ohio Cluster), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
Atlanta, Georgia
April 2, 1999